As filed with the Securities and Exchange Commission on May 21, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NeoPhotonics Corporation

(Exact name of registrant as specified in its charter)

Delaware	3674	94-3253730
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2911 Zanker Road

San Jose, California 95134

(408) 232-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy S. Jenks

Chief Executive Officer

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(408) 232-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Sellers Brett D. White Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Stanton D. Wong Heidi E. Mayon Pillsbury Winthrop Shaw Pittman LLP P.O. Box 2824 San Francisco, California 94126 (415) 983-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-201180

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0025 par value per share	1,116,689	$7.25	$8,095,996	$941

(1)	The shares being registered pursuant to this Registration Statement are in addition to the 5,750,000 shares of Common Stock registered pursuant to the Registrants’s Registration Statement on Form S-1 (Registration No. 333-201180) and includes shares that the underwriters have an option to purchase.
(2)	Based on the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-201180), which was declared effective by the Commission on May 21, 2015, and is being filed solely for the purpose of registering an increase in the amount of Common Stock registered by 1,116,689 shares. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 21st day of May, 2015.

NeoPhotonics Corporation

By:	/s/ Timothy S. Jenks
Timothy S. Jenks

President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy S. Jenks Timothy S. Jenks	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 21, 2015

* Clyde Raymond Wallin	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2015

* Charles J. Abbe	Director	May 21, 2015

* Dmitry Akhanov	Director	May 21, 2015

* Bandel L. Carano	Director	May 21, 2015

* Allan Kwan	Director	May 21, 2015

* Rajiv Ramaswami	Director	May 21, 2015

* Michael J. Sophie	Director	May 21, 2015

* Lee Sen Ting	Director	May 21, 2015

*By	/s/ Timothy S. Jenks
Timothy S. Jenks Attorney-in-fact

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.3	Consent of Cooley LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page)	Form S-1	333-201180	24.1	December 19, 2014